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                                                                   Exhibit 10.39

                       NEW ENGLAND LIFE INSURANCE COMPANY

                  SELECT EMPLOYEES SUPPLEMENTAL RETIREMENT PLAN


                              Amended and restated


                            effective January 1, 2000
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                                Table of Contents

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ARTICLE I PURPOSE ..........................................................   1
  1.01. Purpose ............................................................   1
  1.02. Prior Documents ....................................................   1
ARTICLE II DEFINITIONS .....................................................   1
  2.01. Defined Terms ......................................................   1
ARTICLE III ELIGIBILITY ....................................................   2
  3.01. Eligibility ........................................................   2
ARTICLE IV BENEFITS ........................................................   2
  4.01. Time and Form of Payment ...........................................   2
  4.02. Amount of Benefits .................................................   2
  4.03. Nonalienation of Participant's Benefits ............................   3
ARTICLE V ADMINISTRATION ...................................................   3
  5.01. Power and Authority ................................................   3
  5.02. Indemnification ....................................................   4
  5.03. Facility of Payment ................................................   4
  5.04. Claims Procedure ...................................................   4
  5.05. Appeals Procedure ..................................................   5
ARTICLE VI AMENDMENT AND TERMINATION .......................................   5
  6.01. Amendment ..........................................................   5
  6.02. Termination ........................................................   6
ARTICLE VII MISCELLANEOUS ..................................................   6
  7.01. Unfunded Plan ......................................................   6
  7.02. No Right, Title or Interest in the Company's Assets ................   6
  7.03. No Right to Continued Employment or Award ..........................   6
  7.04. Governing Law ......................................................   7

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                                   I. PURPOSE

          1.01. Purpose. The New England Life Insurance Company Select Employees Supplemental Retirement Plan ("Plan" or "Select Employees Plan"), adopted as of February 20, 1985, is intended to constitute an unfunded employer plan for the purpose of supplementing retirement benefits payable under the New England Life Insurance Company Retirement Plan and Trust maintained by New England Life Insurance Company ("Company"). This Supplemental Plan shall be an unfunded plan, maintained by the Company solely for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401 (a)(1) of the Employee Retirement Income Security Act.

          1.02. Prior Documents. This Plan is the restatement with amendments of The New England Mutual Life Insurance Company Select Employees Supplementary Retirement Plan, The New England Select Employees Supplemental Retirement Plan, and the New England Life Insurance Company Select Employees Supplemental Retirement Plan.


                                II. DEFINITIONS

          2.01. Defined Terms. Terms used herein and not specifically defined below shall have the same meanings as they have in The New England Life Insurance Company Retirement Plan and Trust.

          Unless the context indicates otherwise, the following additional terms used herein shall have the following meanings:

          (a) "Current Bonus" shall mean, with respect to a Plan Year, the amount of any bonus payments attributable solely to such Plan Year, which payments are paid to a Participant in this Plan, or payable but deferred pursuant to such Participant's election. Such Current Bonuses shall not include any payments actually paid or authorized for payment under the New England Life Executive Incentive Deferred Bonus Plan.

          (b) "Participant" for purposes of this Plan shall mean any participant in The New England Retirement Plan and Trust who satisfies the further conditions for eligibility set forth in Article III hereof.
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          (c) "Select Employees Plan" or "Plan" shall mean this Select Employees
     Supplemental Retirement Plan.

           (d) "Supplemental Retirement Plan" shall mean the Plan maintained by the Company for the purpose of providing retirement benefits to the extent that retirement benefits are otherwise limited under The New England Retirement Plan and Trust by Section 415 of the Internal Revenue Code of 1954, as amended.

                                III. ELIGIBILITY

          3.01. Eligibility. The persons who shall be eligible to receive supplemental retirement income under this Plan shall include New England Retirement Plan Participants who are Senior Officers of the Company, or whose base compensation exceeds $125,000, or whose Compensation exceeds $160,000.

                                  IV. BENEFITS

          4.01. Time and Form of Payment. Any benefit payable under this Select Employees Plan shall be payable at the same time, in the same form, and subject to the same options, conditions, beneficiary designations, privileges and restrictions (including Section 3.08 of the Retirement Plan and Trust) as otherwise applicable to the New England Insurance Company Retirement Plan and Trust.

          4.02. Amount of Benefits. The amount of any benefit payable to a Participant hereunder shall be determined as the net result of (a) less (b), where:

          (a) equals the benefit which would be payable at the time and in the form provided in Section 4.01 hereof, by applying the benefit provisions of the New England Life Insurance Company Retirement Plan and Trust (including the offset for such Participant's Primary Insurance Amount as provided in Subsection 3.01(b) thereof), based upon such Participant's annual Compensation, determined without regard to the limitation of Section 6.05 thereof, and further adjusted to include such Participant's Current Bonuses and Employer contributions to any plan for Participant-elective deferral of Compensation; and

          (b) equals the amount of benefits which would be payable from the Supplemental Retirement Plan and the Retirement Plan and Trust after


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               offset for such Participant's Primary Insurance Amount as
               provided in Subsection 3.01(b) thereof,

where benefits are determined as payable at the same time and in the same form as the benefit payable hereunder.

          4.03. Nonalienation of Participant's Benefits. Except as may be required by any domestic relations order which the Committee determines to be a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code of 1954, as amended, or as otherwise required by law, no amount payable at any time during the life of the Participant under this Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under this Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time, such amount would be made subject to her/his debts or liabilities or would otherwise not be enjoyed by her/him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, her/his spouse, or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

                              V. ADMINISTRATION

          5.01. Power and Authority. The Committee shall have full power and authority to construe, interpret and administer this Plan. All decisions, acts, or interpretations of the Committee shall be final, conclusive, and binding upon all parties. If any person objects to any such interpretation or action, formally or informally, the expenses of the Committee and its agents and counsel in connection with such objections shall be chargeable against any amounts otherwise payable under the Plan to or on account of the Participant.

          5.02. Indemnification. No member of the committee shall be personally liable by reason of any contract or other instrument executed by her/him or on her/his behalf in her/his capacity as a member of the Committee nor for any mistake of judgment made, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid


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in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with Plan unless arising out of such person's own fraud or bad faith.

          5.03. Facility of Payment. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for her/his affairs because of illness or accident, or is a minor, or has died, then any payment due her/his or her/his estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to her/his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefore.

          5.04. Claims Procedure. Any person who thinks that she/he is entitled to a benefit under the Plan shall have the right to file with The New England Benefit Plan Administrative Committee (the "Committee") a written notice of claim for such benefit.

          Within 60 days after its receipt of such written notice of the claim, the Committee shall either grant or deny such claim provided, however, that any delay on the part of the Committee in arriving at a decision shall not adversely affect benefits payable under a granted claim. The Committee shall, upon denial, provide to each claimant:

          (a)  The specific reasons for denial;

          (b) Specific reference to pertinent Plan provisions on which the denial is based;

          (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

          (d) An explanation of the Plan's appeals procedure.

          5.05. Appeals Procedure. Each claimant shall have the right to appeal the denial of a claim at any time within 75 days after the claimant receives written notice of such denial by filing with the Committee a written notice of appeal. The Committee shall afford the claimant or the claimants duly authorized representative the opportunity:

          (a) to review documents pertinent to the claim;

          (b) to submit issues and comments in writing; and

          (c) to discuss such documents and issues with the Committee.


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          The final decision of the Committee shall be made promptly, and not later than 60 days after its receipt from the claimant of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be made as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.

          The final decision shall be made in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                        VI. AMENDMENT AND TERMINATION

          6.01. Amendment. The Company reserves the right at any time, and from time to time, to amend the Plan by action of its Board of Directors. Further, the Company may amend this Plan at any time by means of a written instrument executed by the President of the Company, except that any such amendment or group of amendments adopted on the same date with respect to the same plan shall not increase or decrease the annual cost of contributions to the Company for active plan participants and former plan participants by more than two million dollars (exclusive of employee voluntary contributions under a qualified plan or employee elective deferrals under a nonqualified plan). No such amendment shall:

          (a) decrease any interest of any Participant or Beneficiary existing immediately prior to such amendment, or

          (b) reduce the non-forfeitable portion of a Participant's Accrued Benefit existing immediately prior to such amendment.

          6.02. Termination. The Company reserves the right at any time to terminate the Plan, and each other Employer which adopts this Plan reserves the right to discontinue its participation in the Plan at any time.


                             VII. MISCELLANEOUS

          7.01. Unfunded Plan. This Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees.


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          7.02. No Right, Title or Interest in the Company's Assets. The
Participant shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any eligible employee or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the night of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

          7.03. No Right to Continued Employment or Award. Nothing contained in this Plan shall give any employee the right to be retained in the employ of the Company or affect the right of the Company to dismiss any employee. No eligible employee shall receive any right to be granted an award hereunder nor shall any such award be considered as compensation under any employee benefit plan of the Company, except as otherwise determined by the Company.

          7.04. Governing Law. All rights under this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, THIS AMENDMENT AND RESTATEMENT OF THE NEW ENGLAND LIFE INSURANCE COMPANY SELECT EMPLOYEES SUPPLEMENTAL RETIREMENT PLAN is executed on behalf of the Company, this 7th day of February, 2000.

                                       NEW ENGLAND LIFE INSURANCE COMPANY

                                       By: /s/ James M.Benson
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                                       Attest: /s/
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